UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2011

ORB Automotive Corporation
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-52341	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd
Room O-R, Floor 23, Building A, Fortune Plaza
Shennan Road, Futian District
Shenzhen, Guangdong, China 518040

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  +86(755) 8204-6828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

ORB Automotive Corporation (the “Company”) will restate its financial statements for the three and six month periods ended June 30, 2011 and June 30, 2010 to correct an error in the formula for calculating the volatility factor for warrants issued in May 2011.  The volatility factor should have been 73% instead of 165%.  The change in volatility reduces the value of the warrants issued in May 2011 from $0.32 per warrant to $0.17 per warrant and results in the estimated fair value of one share of ordinary stock increasing from $0.85 per share to $1.00 per share.  As a result of this change, the Company will also restate the fair value of the 3.7 million shares of the Company’s ordinary stock given as consideration to acquire Hebei Hongtu Auto Parts Co., Ltd. (“Hongtu”) as $1.00 per share, up from $0.85 per share.  Consideration given for the Hongtu acquisition will increase and the bargain purchase gain related to the acquisition will decrease.

In addition, the change in the fair value of the warrant liability from the May 2011 issuance to June 30, 2011 decreased an additional $11,000 due to the correction of the volatility factor from 165% to 69% at June 30, 2011.

The aforementioned changes will impact the following previously reported financial information: (i) liabilities and stockholders’ equity on the Company’s consolidated balance sheet at June 30, 2011; and (ii) net income and earnings per share for the Company’s statements of operations for the three and six month periods ended June 30, 2011 as previously reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2011.

The restatement will be reflected in an amendment to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 to be filed within the next two to three days.  The purpose of this amendment will be to accurately reflect the (i) volatility factor of the warrants issued by the Company in May 2011, (ii) the fair value of one share of the Company’s ordinary stock, (iii) the fair value of the consideration given in the Hongtu acquisition and (iv) the change in the fair value of the warrant liability as of June 30, 2011 as set forth above.

On November 8, 2011, authorized officers of the Company concluded that such financial statements as of and for the three and six month periods ending June 30, 2011 and June 30, 2010 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 should no longer be relied upon.  The Company’s revisions were identified in connection with the Company’s preparation of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Authorized officers of the Company have discussed the matters described in this Current Report on Form 8-K with Morison Cogen LLP, the Company’s current independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 8, 2011
ORB AUTOMOTIVE CORPORATION

By:	/s/ Junning Ma
Junning Ma
President & Chief Executive Officer